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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 10, 2007
                                                        ----------------

                                ABLE ENERGY, INC.
             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 001-15035
                                                ---------

           Delaware                                    22-3520840
   -------------------------------                  -------------------
   (State or Other Jurisdiction of                  (I.R.S. Employer
   Incorporation or Organization)                   Identification No.)


           198 Green Pond Road, Rockaway, New Jersey    07866
           --------------------------------------------------
         (Address of Principal Executive Offices)    (Zip Code)


        Registrant's telephone number, including area code (973)625-1012
                                                           -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.04  TRIGGERING  EVENTS THAT  ACCELERATE OR INCREASE A DIRECT  FINANCIAL
           OBLIGATION OR AN OBLIGATION  UNDER AN  OFF-BALANCE SHEET ARRANGEMENT.

On January 10, 2007, the Company received a notice of claim of default (the "Default Notice") on behalf of Laurus Master Fund, Ltd. (the "Holder") claiming that the Company is in default of its current monthly payment obligation under a certain Convertible Term Note in the amount of $1,000,000 dated June 30, 2006 (the "Note"). The Company's issuance of the Note was previously reported on a Current Report on Form 8-K, filed with the SEC on July 7, 2006. Specifically, the Default Notice stated that the Company had failed to pay interest and fees due under the Note on or after January 5, 2007 in the amount of $8.862.32. Because of this alleged nonpayment, the Holder has demanded an accelerated payment under the Note of $1,165,897.84 (consisting of $1,000,000 in principal, $11,673.52 in accrued interested, and $154,224.32 in default payments).

Further, the Default Notice stated that the Company was in default for failure to use best efforts to cause (i) CCI Group, Inc. ("CCIG") to provide the Holder on an ongoing basis with evidence that any and all obligations in respect of accounts payable of the Beach House hotel located on the Caribbean Island of Barbuda operated by CCIG's subsidiary, Beach Properties Barbuda Limited ("BPBL"), have been met and (ii) CCIG to provide within 15 days after the end of each calendar month, unaudited/internal financial statements (balance sheet, statements of income and cash flow) of the Beach House hotel and evidence that BPBL and the Beach House hotel are current in all of their ongoing operational needs. All American Plazas, Inc. ("AAP"), the largest shareholder of the Company, is also the largest shareholder of CCIG.

ITEM 8.01  OTHER EVENTS

On December 20, 2006, prior to the date of the Default Notice, CCIG, BPBL and AAP filed an action against the Holder and one of its affiliates, in the Eastern Caribbean Supreme Court of Antigua and Barbuda. The Statement of Claim alleges that the Holder and its affiliate, among other things, breached their agreement to provide financing to fund the operations, repairs, renovations and expansion of the Beach House hotel and thereby induced AAP to enter into a share exchange agreement with CCIG. The Statement of Claim seeks injunctive relief and compensatory damages in excess of $5 million and punitive damages of $20 million.

On December 21, 2006, the Court in Barbuda issued a temporary restraining order on application of CCIG, BPBL and AAP precluding the Holder and its affiliate from enforcing any of their remedies under their agreements with CCIG and BPBL including, without limitation, accelerating any payments due under such agreements, charging default interest, or foreclosing on any of the other collateral pledged under such agreements. The temporary restraining order is currently in effect until January 18, 2007, when the Court in Barbuda is scheduled to hear the application of CCIG, BPBL and AAP for a preliminary injunction.

On January 11, 2007, the Company responded to the Default Notice (the "Response Letter") to the Holder. The Company, in the Response Letter, stated that it has paid all amounts owed under the Note and that it disagreed that a default existed and is continuing under the Note and its related documents.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 17th day of January 2007.


                                ABLE ENERGY, INC.


                                By: /s/ Christopher P. Westad
                                    --------------------------------------------
                                    Christopher P. Westad
                                    Acting Chief Executive Officer